Exhibit 10(D)

DEFERRED COMPENSATION PLAN FOR
OFFICERS AND KEY EMPLOYEES OF
CARPENTER TECHNOLOGY CORPORATION
As amended and restated, effective July 1, 2014
This is the Deferred Compensation Plan for Officers and Key Employees of Carpenter Technology Corporation, effective January 1, 1995, established by Carpenter Technology Corporation and its subsidiaries expressly included herein to provide its senior executives with an additional method of planning for their retirement. The Plan is intended to be an “unfunded” plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
The Plan was amended and restated, effective January 1, 2005, to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, to achieve deferral of taxation until deferred amounts are distributed in accordance with the terms of the Plan. This document contains the amended and restated Plan, effective as of July 1, 2014.
ARTICLE I
DEFINITIONS
The following words and phrases as used herein have the following meanings unless the context plainly requires a different meaning:
1.1     Account means the total amount credited to the bookkeeping accounts in which a Participant’s Deferral Credits are maintained, including earnings thereon. The Accounts will consist of Tranches for each type of Deferral made under Article IV, as the Plan Administrator deems necessary.
1.2     Beneficiary means the person that the Participant designates to receive any unpaid portion of the Participant’s Account should the Participant’s death occur before the Participant receives the entire balance to the credit of such Participant’s Account. If the Participant does not designate a beneficiary, his Beneficiary shall be his spouse if he is married at the time of his death, or his estate if he is unmarried at the time of his death.
1.3     Board of Directors means the board of directors of Carpenter Technology Corporation or the Human Resources Committee thereof (including any duly appointed subcommittee or successor committee performing similar duties, hereafter the “Committee”), whenever said Board delegates responsibilities under this Plan to the Committee.
1.4     Bonus Compensation means any bonus compensation plan which constitutes “performance based compensation” as defined in Section 1.409A-1(e) of the Treasury Regulations including, but not limited to, the Executive Bonus Compensation Plan, the Salaried Exempt Annual Compensation Plan and any successor plans.

Exhibit 10(D)

1.5     Change in Control means and includes each of the following which also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A and the Treasury regulations issued thereunder:”
1.5.1     The acquisition by any person, entity, or group of persons (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) more than 50% of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or, (ii) within any 12 month period, 35% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or, (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1.5.3 (i), 1.5.3 (ii) and 1.5.3 (iii);
1.5.2     individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
1.5.3     consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving entity resulting from such Business Combination (including, without limitation, a surviving entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any surviving entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such surviving entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the surviving entity resulting from

Exhibit 10(D)

such Business Combination or the combined voting power of the then-outstanding voting securities of such surviving entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the surviving entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
1.5.4     approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
1.6 Code means the Internal Revenue Code of 1986, as amended.
1.7     Company means Carpenter Technology Corporation or any successor by merger, purchase or otherwise.
1.8     Credits means the amount credited to a Participant’s Account or Tranche, as appropriate, as a result of a Participant’s Deferrals plus investment returns credited under Section 4.6.
1.9     Deferral means an amount deferred under the Plan pursuant to a Participant’s election or an Employer Addition under Article IV, and credited to a Participant’s Account. No money or other assets will actually be contributed to such Accounts.
1.10     Disability means a qualified physician designated by the Company has reviewed and approved the determination that the Employee:
1.10.1     is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
1.10.2     is, by reasons of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of an Employer.
1.11 Effective Date means January 1, 1995.
1.12 Employee means an individual who is employed by an Employer.
1.13     Employer means the Company and all majority-owned subsidiaries of the Company.
1.14     Employer Addition means Deferrals made on behalf of a Participant by an Employer.
1.15     Event means any one or combination of the following elected by the Participant in writing prior to the year of deferral to govern distribution of a Tranche: Termination or specific date (such as attainment of a specified age). When a Participant elects a combination of events, the Participant must specify whether the event that is the “earlier of” or “later of” will control

Exhibit 10(D)

distribution. In the absence of a designation by the Participant, the “earlier of will apply to a combination of events.
1.16     Executive Bonus Compensation Plan means the Carpenter Technology Corporation Executive Bonus Compensation Plan, as may be amended from time to time.
1.17     Investment Funds means the investment alternatives made available by the Plan Administrator from time to time under the Plan.
1.18     Participant means a Senior Executive who elects to participate or is otherwise granted participation in the Plan pursuant to Section 2.2.
1.19     Plan means this Deferred Compensation Plan for Officers and Key Employees of Carpenter Technology Corporation as amended from time to time.
1.20 Plan Administrator means the Company.
1.21     Plan Year means the 12-month period beginning January 1 and ending December  31.
1.22     Salary means all amounts of cash compensation that are treated as wages for federal income tax withholding under section 3401(a) of the Code for the Plan Year (or would be except for payment by a foreign Company subsidiary) plus amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code. Notwithstanding the preceding sentence, Salary shall not include Bonus Compensation or any compensation plan designated under Section 4.2.3;
1.22.1     severance payments under a written agreement with the Company or any subsidiary following an Employee’s Termination;
1.22.2     contributions by the Employer to this or any other plan or plans for the benefit of its employees, except as otherwise expressly provided in this Section 1.23; or
1.22.3     amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code.
1.23     Senior Executive means an Employee who is classified as “exempt” under the Fair Labor Standards Act of 1938, as amended, who is a member of a select group of managerial and highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1973, as amended, as determined by the Plan Administrator and who meets the eligibility criteria set forth in the attached Schedule A.
1.24     Termination means a Participant’s termination of employment with the Company that complies with “separation from service” as defined in 26 CFR 1.409A-1(h).
1.25     Tranche means the Deferrals and associated investment results related to each separate election made by a Participant under Article IV.

Exhibit 10(D)

1.26     Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
1.27     Valuation Date means any day on which the New York Stock Exchange or any successor to its business is open for trading.
ARTICLE II
PARTICIPATION
2.1     Eligibility to Participate. All Senior Executives are eligible to participate in the Plan.
2.2     Participation. Any Senior Executive who elects to participate in the Plan shall become a Participant in the Plan immediately upon enrolling as a Participant by the method required by the Plan Administrator. Any Senior Executive receiving Employer Additions shall become a Participant on the date of the initial Employer Addition, if the Participant has not enrolled under the preceding sentence. An individual shall remain a Participant in the Plan until all amounts credited to the Participant’s Account have been distributed to the Participant or the Participant’s Beneficiary.
ARTICLE III
VESTING
Participants are always fully vested in all amounts credited to their Accounts.
ARTICLE IV
DEFERRAL CREDITS
4.1     Eligibility to Receive Deferral Credits. A Participant may receive Deferral Credits in each Plan Year that the Participant is a Senior Executive.
4.2 Participant Deferrals.
4.2.1     Salary Deferrals. A Participant may elect to defer receipt of up to 35% of the Participant’s Salary and to have the Employer credit that amount to the Participant’s Account under the Plan.
4.2.2     Bonus Compensation Deferrals. A Participant may elect to defer receipt of up to 100% of the amounts the Participant is eligible to receive under the Executive Bonus Compensation Plan, the Salaried Exempt Annual Compensation Plan and any successor plans and any other Bonus Compensation plan which is designated by the Committee or, for Employees whose Salary is not determined by said Committee, the Company’s Chief Executive Officer as a bonus compensation plan eligible for Deferrals under this Section 4.2.2.
4.2.3     Other Cash Deferrals. A Participant may elect to defer receipt of up to 100% of the amount the Participant is eligible to receive under any cash compensation plan that the Board

Exhibit 10(D)

of Directors or, for Employees whose Salary is not determined by said Board, the Company’s Chief Executive Officer designates a compensation plan for purposes of this Section 4.2.3, and to have the Employer credit that amount to the Participant’s Account under the Plan.
4.3     Employer Additions. The Participant’s Employer will contribute to a separate Tranche on behalf of a Senior Executive whose Company Basic Contributions (as defined in the Savings Plan of Carpenter Technology Corporation (“Savings Plan”)) are limited by Code section 401(a)(17). The amount of the Employer Addition will equal the amount that would have been contributed to the Savings Plan as Company Basic Contributions except for such limitation.
4.4 Elections.
4.4.1 Frequency and Timing of Elections.
4.4.1.1     Any elections made pursuant to this Section 4.4 may not be modified during the Plan Year to which such election applies, except that a Participant’s elections must cease to apply in the event such Participant receives a hardship distribution under the Savings Plan or a distribution from this Plan due to an Unforeseeable Emergency. For Salary Deferrals, Other Cash Deferrals and Employer Additions, described in Sections 4.2.1, 4.2.3, and 4.3 respectively, the Participant must make an election by December 15 of a Plan Year for it to take effect for the next Plan Year. Notwithstanding the foregoing, a new Participant (or a Participant who has been ineligible to receive Deferral Credits or Employer Additions for a period of 24 consecutive months) may file an initial election governing Salary Deferrals and Employer Additions during the first 30 days of participation in this Plan.
For Bonus Compensation Deferrals described in Section 4.2.2 and any Other Cash Deferrals described in Section 4.2.3 that are constructed as bonus compensation, the Participant must make an election by the earlier of:
4.4.1.2 December 15 of the final fiscal year of the performance period applicable to such Bonus Compensation; or
4.4.1.3 six months prior to any date within the performance period upon which the outcome of any performance goals or measures will determine all or a portion of the Bonus Compensation to be paid to the Participant.
For example, to defer an award paid after the end of the two-year July 1, 2006 to June 30, 2008 performance period, during which the Participant’s bonus, although not paid until the end of the performance period, is calculated separately for each year, the Participant must make an election by the earlier of December 15, 2007 (4.4.1.2 above) or December 31, 2006 (4.4.1.3 above).
4.4.2     Duration of Elections. Elections to defer amounts under this Article IV expire at the end of the Plan Year, fiscal year or performance period for which the election was made. Each such election shall constitute a separate Tranche. In the case of a distribution of the Participant’s entire Account by operation of the Plan’s terms under Section 5.3 instead of the Participant’s election,

Exhibit 10(D)

such Senior Executive’s participation in the Plan will terminate for the remainder of any unexpired election period during which such distribution occurs.
4.4.3     Restriction on Elections. Elections to defer amounts may be in the form of a whole percentage or in $1 increments.
4.5     Investment Funds. The Plan Administrator shall establish multiple Investment Funds which shall be maintained for the purpose of determining the investment return to be credited to each Participant’s Account. The Plan Administrator may change the number, identity or composition of the Investment Funds from time to time. Each Participant shall indicate the Investment Funds based on which Deferrals under Sections 4.2 and 4.3 are to be adjusted.
4.6     Investment Returns. Each Participant’s Account shall be increased or decreased by the net amount of investment earnings or losses that it would have achieved had it actually been invested in the deemed investments. The Company is not required to purchase or hold any of the deemed investments. Investment Fund elections must be made in a minimum of 1% increments and in such a manner as the Plan Administrator shall specify. A Participant may change his or her Investment Fund election as soon as administratively practicable following the date the Plan Administrator receives notice of such change in the form prescribed by the Plan Administrator.
No less frequently than as of each Valuation Date, each Participant’s Account shall be increased or decreased to reflect investment results. Each Participant’s Account shall be adjusted by the investment return of the Investment Funds in which the Participant’s elected to be deemed to participate. The investment return adjustment is intended to reflect the actual performance of the Investment Fund net of any applicable investment management fees or administrative expenses determined by the Plan Administrator. Notwithstanding the above, the amount of any payment of Plan benefits pursuant to Article V shall be determined as of the Valuation Date preceding the date of payment.
ARTICLE V
DISTRIBUTIONS
5.1     Source of Distributions. All distributions shall, at the Employer’s discretion, be made directly out of the Employer’s general assets or from the Carpenter Technology Corporation Non-Qualified Employee Benefits Trust, if available.
5.2     Form of Distributions. A Participant may receive distributions in one of the following manners, which the Participant shall elect on the initial enrollment forms for each Tranche. A Participant may elect to receive distributions from each Tranche in different manners and at different times.
5.2.1     A lump sum distribution of the Participant’s entire Tranche;
5.2.2     Ten annual installments, with the distribution each year equal to the product resulting from multiplying the then current Tranche balance by a fraction. The numerator of the

Exhibit 10(D)

fraction is always one, and the denominator of the fraction is ten for the first distribution and is reduced by one for each subsequent distribution; or
5.2.3     Fifteen annual installments, with the distribution each year equal to the product resulting from multiplying the then current Tranche balance by a fraction. The numerator of the fraction is always one, and the denominator of the fraction is fifteen for the first distribution and is reduced by one for each subsequent distribution.
5.3     Timing of Distributions. Each Participant shall elect the timing of the distribution with respect to each of his or her Tranches in the manner authorized by the Plan Administrator. The Participant’s election(s) shall indicate that payment of each Tranche shall be made (in the case of a lump sum election) or shall commence (in the case of an installment election) as soon as administratively practicable and in compliance with the requirements of Code Section 409A following the Participant’s elected Event; provided, however, if the Participant is a key employee, as defined in Code section 416(i) without regard to paragraph (5) thereof, and the common stock of the Company is publicly traded on an established securities market, any distributions scheduled to be paid upon Termination shall not commence before the date which is 6 months following the date of Termination (or, if earlier, the death of the Participant) and, if such distribution is the first in a series of installments, subsequent distributions shall be paid upon the anniversary of the Termination date.
Notwithstanding the foregoing or a Participant’s elections under Article IV, the balance of a Participant’s Account shall be paid as soon as administratively practicable and in compliance with the requirements of Code Section 409A following the date of the Participant’s Disability after Termination or death, or a Change in Control.
For purposes of this Section 5.3, a distribution will comply with Code Section 409A where (1) an event distribution (Termination, Disability, death, Change in Control or Unforeseeable Emergency) is made within 90 days and the Participant is not permitted to elect the taxable year of the distribution, and (2) a specific date distribution is made within the same taxable year of such specific date or, if later, the 15th day of the third calendar month following such specific date.
5.4     Default Form and Timing Election. If the Participant has not affirmatively made a form or timing of distribution election pursuant to Sections 5.2 and/or 5.3 above, the Participant will be deemed to have made elections as indicated in Sections 5.2.1 and 5.3 based upon Termination.
5.5     Change in Form or Time of Distribution. A Participant may change his or her form and timing election applicable to the distribution of any Tranche under Sections 5.2 and 5.3 (or a deemed election under Section 5.4), provided that such request for change is made (i) at least twelve (12) consecutive months prior to the date on which such distribution would otherwise have been made or commenced and (ii) the first payment with respect to such new election is deferred for a period of not less than 5 years beyond the date such distribution would otherwise have been made.
5.6     Distributions Due to Unforeseeable Emergency. Distributions hereunder may commence if the Plan Administrator determines, based on uniform, established standards, that the Participant has incurred an Unforeseeable Emergency. The amount distributed under this Section 5.6 shall not

Exhibit 10(D)

exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Plan Administrator shall determine the Investment Fund or Funds under Section 4.5 and the Participant shall identify the Tranche(s) from which such distribution shall be made. If the Participant fails to identify Tranches with sufficient credits to satisfy the Unforeseeable Emergency, the Plan Administrator shall determine any additional Tranches required to complete the distribution.
5.7     Distributions Due to a Domestic Relations Order. Distributions hereunder may commence to an individual other than the Participant if the Plan Administrator determines it is necessary to fulfill a domestic relations order as defined in section 414(p)(1)(B) of the Code.
5.8     Distributions Due to Tax Obligations. Distributions hereunder may commence to the Participant for the payment of tax obligation under the Federal Insurance Contributions Act (FICA), Railroad Retirement Act (RRTA), or any state, local or foreign tax obligation arising from Plan participation as determined at the sole discretion of the Plan Administrator in compliance with the requirements of 26 CFR 1.409A-3(j)(4).
5.9     Termination of Employment. Upon Termination, a Participant shall receive distribution of the Participant’s Account pursuant to the election(s) in place under Sections 5.2, 5.3, 5.4 and 5.5. If the Termination is caused by the Participant’s death, the Beneficiary shall receive distribution of the Participant’s Account in accordance with Section 5.3.
ARTICLE VI
PLAN ADMINISTRATION
6.1     General. The Plan shall be administered by the Plan Administrator. Employees (of the Company) shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the employee’s or member’s conduct of a similar situation.
The Plan Administrator may appoint such agents, who need not be employees (of the Company), as it deems necessary for the effective exercise of its duties and may delegate to such agents any powers and duties, both ministerial and discretionary, as the Plan Administrator may deem expedient and appropriate.
6.2     Responsibilities and Reports. The Plan Administrator may, pursuant to a written resolution, allocate specific responsibilities under the Plan among one or more of its members, or such other persons it deems appropriate. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any actuary, accountant, controller, counsel, investment banker or other person who is employed or engaged for such purposes.

Exhibit 10(D)

6.3     Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by federal law.
ARTICLE VII
CLAIMS PROCEDURE
7.1     Plan Interpretation. The Plan Administrator shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, eligibility for Deferral Credits, the amount of Account balances, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent it shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. The decisions of the Plan Administrator upon all matters within the scope of its authority shall be final, binding and conclusive upon all parties.
7.2     Denial of Claim for Benefits. Any denial by the Plan Administrator of any claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or Beneficiary. The Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The notice of the Plan Administrator’s decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.
7.3     Appeal of Denial. The claimant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Plan Administrator. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her claim. The Plan Administrator shall render a written decision on the claimant’s appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.
ARTICLE VIII
FUNDING
8.1     Funding. The Employer shall not segregate or hold separately from its general assets any amounts credited to the Accounts, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan, including all Credits and earnings thereon.

Exhibit 10(D)

8.2     Insolvency. In the event that the Employer becomes insolvent, all Participants and Beneficiaries shall be treated as general, unsecured creditors of the Employer with respect to any amounts credited to the Accounts under the Plan.
ARTICLE IX
AMENDMENT AND TERMINATION
9.1     Reservation of Rights. The Employer reserves the right to amend or terminate the Plan at any time by action of the Board of Directors. Notwithstanding the foregoing, no such amendment or termination shall reduce the balance of any Participant’s Account as of the date of such amendment or termination.
9.2 Funding upon Termination. Upon a complete termination of the Plan, the Employer shall contribute to the Carpenter Technology Corporation Non-Qualified Employee Benefits Trust an amount equal to the aggregate of all amounts credited to Participants’ Accounts as of the date of such termination. If the Carpenter Technology Corporation Non-Qualified Employee Benefits Trust does not exist at the time the Plan is terminated, the Employer shall create an irrevocable grantor trust to which it will contribute such amounts. This newly created trust shall be designed to ensure that Participants will not be subject to taxation on amounts contributed to and held under the trust on their behalf before the amounts are distributed.
9.3     Survival of Accounts and Elections. Notwithstanding any termination of the Plan, the trustee of the trust to which amounts are contributed under Section 9.2 shall maintain the Accounts for Participants in the same manner as under this Plan and all elections for distributions under Article V of the Plan shall survive the termination and remain in effect.
ARTICLE X
MISCELLANEOUS
10.1     Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any individual the right to continue as an Employee. The Employer expressly reserves the right to discharge any Employee whenever in its judgment its best interests so require.
10.2     Non-alienation. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.
10.3     Facility of Payment. If the Plan Administrator, in-its-sole discretion, deems a Participant or Beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Plan Administrator may direct the Employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Administrator to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section 10.3 shall operate as a discharge, to the extent thereof, of all liabilities of all Employers and the Plan Administrator to the person for whose benefit the payments are made.

Exhibit 10(D)

DEFERRED COMPENSATION PLAN FOR
OFFICERS AND KEY EMPLOYEES OF
CARPENTER TECHNOLOGY CORPORATION
APPENDIX A
ELIGIBILITY CRITERIA

Employees in Hay Global Grade 20 and above

As of July 1, 2014